                 23 (1) CONSENT OF BERRY, DUNN, MCNEIL & PARKER

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Chicopee Bancorp, Inc. of our report dated March 10, 2006, with respect to the consolidated financial statements of Chicopee Savings Bank and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the two-year period ended December 31, 2005 included in the Prospectus of Chicopee Bancorp, Inc. (File No. 333-132512).



/s/ Berry, Dunn, McNeil & Parker
Portland, Maine
July 19, 2006